SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

CENTRE FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

CENTRE FUNDS

48 Wall Street, Suite 1100

New York, New York 10005

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held February 28, 2023

January 1, 2023

Dear Shareholders:

The Board of Trustees (the “Board”) of the Centre Funds, an open-end investment company organized as a Delaware statutory trust (the “Trust”), has called a special meeting of the shareholders of Centre American Select Equity Fund and Centre Global Infrastructure Fund (each a “Fund” and together the “Funds”), to be held at 48 Wall Street, New York, N.Y. 10005, at 10:30a.m., Eastern Time, on February 28, 2023, for the following purposes:

1.	To approve a new advisory agreement between the Trust, on behalf of each Fund, and Centre Asset Management, LLC (“Centre”) (Shareholders of each Fund, voting separately, must approve this proposal with respect to that Fund); and
2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Centre currently serves as the investment adviser to each Fund under an investment advisory agreement between the Trust, on behalf of each Fund, and Centre. The current investment advisory agreement will automatically terminate as a result of a change in ownership of Centre as more fully described in the enclosed Proxy Statement. For Centre to continue to provide investment advisory services to the Funds, the Board voted unanimously to approve a new advisory agreement under which Centre will continue to serve as the investment adviser to the Funds. The new advisory agreement has substantively the same terms as the current investment advisory agreement, including the same fee rates, except for the commencement and renewal dates. To allow Centre to continue to serve as the investment adviser to the Funds without any interruption, shareholders of each Fund are being asked to approve the new investment advisory agreement.

Shareholders of record at the close of business on December 15, 2022, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. The Notice of Special Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about January 5, 2023.

The enclosed materials explain the proposals to be voted on at the special meeting in more detail. No matter how large or small your fund holdings, your vote is extremely important. We appreciate your participation and prompt response in this matter. If you should have any questions regarding the proposal or to quickly vote your shares, please call AST Fund Solutions, LLC, your Fund’s proxy solicitor, toll-free at (800) 967-5079.

Thank you for your continued support of the Centre Funds.

Sincerely,

James A. Abate

President and Trustee

Centre Funds

YOUR VOTE IS IMPORTANT

To assure your representation at the special meeting, please complete, date, and sign the enclosed proxy card and return it promptly in the accompanying envelope. You may also vote either by telephone or online by following the instructions on the enclosed proxy card. Whether or not you plan to attend the special meeting, please vote your shares; if you attend the special meeting, you may revoke your proxy and vote your shares at the special meeting

CENTRE FUNDS

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held February 28, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of the Centre Funds (the “Trust”) on behalf of Centre American Select Equity Fund ( the “Equity Fund”) and Centre Global Infrastructure Fund (the “Infrastructure Fund”) (each a “Fund” and together the “Funds”), each a series of the Trust, for use at a special meeting of shareholders, to be held to be at 48 Wall Street, New York, N.Y. 10005, at 10:30a.m. Eastern Time, on February 28, 2023, and at any and all adjournments thereof (the “Meeting”). The Notice of the Meeting, Proxy Statement, and accompanying form of proxy will first be mailed to shareholders on or about January 5, 2023.

The Shareholder Meeting has been called for the following purposes:

	Proposals	Funds Voting
1.	To approve a new investment advisory agreement (the “New Agreement”) between the Trust, on behalf of each Fund and Centre Asset Management, LLC, (“Centre”), the Funds’ current investment adviser.	Both
2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof	Both

Only shareholders of record at the close of business on December 15, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Funds’ most recent annual and semi-annual report, including financial statements and schedules, is available, free of charge, on the website listed below and upon request by contacting the Trust. You may also request other information about a Fund or make shareholder inquiries as follows:

By telephone: 1-855-298-4236	By mail: Centre Funds P.O. Box 295 Denver, CO 80201
By e-mail: centrefunds@alpsinc.com	On the Internet: www.centrefunds.com

PROPOSAL 1

APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENTS

BETWEEN THE TRUST & CENTRE

Background

You are receiving this Proxy Statement because the current investment advisory agreements between the Trust, on behalf of each Fund, and Centre, the Funds’ current adviser (the “Current Agreements”), will automatically terminate due to the transaction described below. In order for Centre to continue to provide investment management services to the Funds, you are being asked to approve the New Agreements. Approval of the New Agreements will not increase advisory fees paid by the Funds. Each New Agreement is identical in all material respects to the Current Agreement that it will replace except for the dates of commencement and renewal. The anticipated effective date of the New Agreements is described in more detail below.

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Shareholder approval of the New Agreements is being requested in connection with a change in the ownership of Centre. Sanlam International Investments USA Holdings, Inc. (“Sanlam”) holds a 20% controlling interest in Centre, pursuant to certain rights provided under the current Centre Operating Agreement. The rights that established a controlling interest include the requirement that Sanlam approve borrowing by Centre for working capital, any changes to the accounting and tax policies of Centre, and the issuance of any additional units. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a party that has the power to exercise a controlling influence over the management or policies of a company is presumed to control the company, and any transaction that results in such owner transferring its interest, or sale of itself, is presumed to constitute a change of control in the investment adviser. Sanlam is a holding company subsidiary of Sanlam Limited, which, in turn, is a financial services group headquartered in South Africa and is the largest insurance company in Africa. Sanlam Limited, as part of a strategic restructuring that reduces its diversified geographical presence in non-African markets, intends to sell Sanlam International Investments USA Holdings, Inc. to Woodman Asset Management AG (“Woodman”), an independent investment management firm based in Switzerland, or if Woodman fails to proceed, another purchaser (the “Transaction”), thus eliminating its 20% ownership interest in Centre. However, the rights rendering Sanlam a control person of Centre will not be included in the acquisition by Woodman or any other potential purchaser. Thus, Woodman or any other purchaser of the company owning the Centre interest will not become a control person of Centre as a result of the Transaction. James A. Abate, who currently and prospectively owns 80% of Centre, has served as its Managing Director since formation, and is primarily responsible for its day-to-day management, will be the sole controlling member of Centre after the Transaction.

The 1940 Act further provides that a transaction that results in a “change in control” of an investment adviser causes any investment advisory agreement between that investment adviser and a registered investment company to be “assigned,” which in turn results in the automatic termination of the investment advisory agreement. As a result, the Current Agreements will automatically terminate upon the close of the Transaction. In order for Centre to continue to provide investment management services to the Funds, shareholders of each Fund, separately, are required by the 1940 Act to approve the New Agreements.

The Transaction will not result in any changes to the Funds’ investment objectives, principal strategies or risks, and the portfolio managers will remain the same. Further, Centre believe that the Transaction will not result in any interruption in or decrease in the quality of services provided to the Funds.

At a meeting held on November 11, 2022, the Board, including a majority of the Trustees who are not interested persons as that term is defined in the 1940 Act (“Independent Trustees’), approved the New Agreements, to take effect upon the later of the close of the Transaction or shareholder approval. The Board is now requesting that the shareholders of each Fund approve the New Agreements. Each New Agreement is identical in all material respects to the corresponding Current Agreement, except for the date of execution, effectiveness, and termination. Additionally, the fees to be charged under the New Agreements are identical to the fees charged under the Current Agreements.

Section 15(f) of the 1940 Act

Section 15(f) of the 1940 Act provides that when a change of control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith only if two conditions are satisfied. First, an “unfair burden” must not be imposed upon the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions, or understandings applicable thereto. The term “unfair burden” includes any arrangement during the two-year period after the change of control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). No such compensation arrangements are contemplated as a result of the Transaction.

The second condition is that, during the three-year period immediately following consummation of the Transaction, at least 75% of the Board must not be “interested persons” of the investment adviser or predecessor investment adviser within the meaning of the 1940 Act. The Board meets this requirement and will continue to meet it for the period required.

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The Advisory Agreements

The Current Agreement, with respect to the Equity Fund, was approved by the Board, including the Independent Trustees, on September 13, 2013. The Current Agreement, with respect to the Infrastructure Fund, was approved by the Board, including the Independent Trustees, on September 9, 2016, and amended August 21, 2020. The Board most recently renewed the Current Agreements at a meeting held on September 9, 2022. At a meeting on November 11, 2022, the Board, including the Independent Trustees, unanimously approved the New Agreements. Under the terms of the Current Agreements and the New Agreements, Centre is entitled to receive an annual management fee from the Funds as follows:

Fund	Management Fee (as % of average daily net assets)
Equity Fund (total net assets less than or equal to $1 billion)	0.75%
Equity Fund (total net assets over $1 billion)	0.70%
Infrastructure Fund	0.85%

For the fiscal year ended September 30, 2022, Centre earned $1,951,384 for managing the Equity Fund, and $250,124 for managing the Infrastructure Fund.

As adviser to the Funds, subject to the Board’s supervision, Centre continuously reviews, supervises and administers each Fund’s investment program. Centre also ensures compliance with each Fund’s investment policies and guidelines.

The New Agreements provide that each will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Trustees at a meeting called for that purpose or by the vote of a majority of the outstanding shares of each Fund. The New Agreements will automatically terminate on assignment and are terminable upon notice by each applicable Fund. In addition, the New Agreements can be terminated by Centre on not less than sixty (60) days’ notice to the appliable Fund. Each Current Agreement and New Agreement may be amended by the parties thereto (which include Centre and the Trust) provided that the amendment is approved by the vote of a majority of the Board, including a majority of the Independent Trustees and by the vote of a majority of the outstanding voting securities of the Fund.

The New Agreements provide that Centre will not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties. The form of the New Agreements is attached as Exhibit A. You should read the New Agreements. The description in this Proxy Statement of the New Agreements is only a summary.

If one or both of the New Agreements with Centre are not approved by shareholders, the Board and Centre will consider other options, including a new or modified request for shareholder approval of the New Agreements.

Information Concerning Centre

Centre is organized as a New York Limited liability company and is located at 48 Wall Street, Suite 1100, New York, New York 10005. The names and principal occupations of the principal executive officers and directors as of the date of this proxy are set forth below. The address of each listed individual is c/o Centre Asset Management, LLC, 48 Wall Street, Suite 1100, New York, New York 10005.

Name and Address:	Title and Principal Occupation:
James A. Abate	Managing Director, Chief Investment Officer, Portfolio Manager
Reece Briesies	Non-Executive Director
Thomas Van Heerden	Non-Executive Director

James A. Abate owns 80% of the membership interests and is a controlling member of Centre. Currently, Sanlam International Investments USA Holdings, Inc. owns 20% of the membership interests and is a controlling member of Centre.

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Evaluation by the Board of Trustees

Section 15 of the 1940 Act requires that the New Agreements be approved by a majority of the Board, including a majority of the Independent Trustees. It is the duty of the Board to request as much information as is reasonably necessary to evaluate the terms of the New Agreements to determine whether the New Agreements are fair to the Funds and their respective shareholders. The Board conducted its annual consideration and approval of the Current Agreements, most recently, at an in-person meeting held on September 9, 2022. At an in-person meeting held on November 11, 2022, the Board approved the New Agreements with respect to the Funds, subject to approval by shareholders. The Board’s determination to approve the New Agreements followed its consideration of various factors and review of written materials provided by Centre. The Board’s deliberations and the information on which its conclusions were based are summarized below.

At each of the meetings held on September 9, 2022 and November 11, 2022, the Board requested, and Centre provided, both written and oral reports containing information and data related to the following: (i) the nature, extent, and quality of the services provided by Centre to the Funds; (ii) the investment performance of the Funds and Centre; (iii) the costs of the services to be provided and the profits to be realized by Centre from the relationship with the Funds; (iv) the extent to which economies of scale will be realized as the Funds grow; and (v) whether the fee level reflects these economies of scale to the benefit of each Fund’s shareholders. The following is a summary of the Board’s deliberations and conclusions reached.

Nature, Extent, and Quality of Services

The Trustees reviewed and discussed information concerning the nature, extent, and quality of advisory services to be provided by Centre to the Funds pursuant to the New Agreements, including information concerning Centre’s investment philosophy. They discussed Centre’s disciplined, fundamental stock selection process to evaluate the value of a company, as well as emphasis on position sizing to mitigate risk. The Trustees considered the investment personnel responsible for the day-to-day management of each Fund’s portfolio and such personnel’s experience in the investment management area, and that no change in personnel was anticipated. The Trustees also considered information it received from the Trust’s Chief Compliance Officer regarding Centre’s compliance policies and procedures, its adherence to those policies and procedures, and Centre’s compliance resources. They noted their satisfaction with the Trustee’s access to senior management of Centre. They discussed Centre’s commitment to the Funds and the resources dedicated to servicing the Funds. The Trustees concluded that the nature and extent of the services to be provided by Centre as the investment adviser to the Funds would be of high quality, appropriate and sufficient to support the approval of the New Agreements.

Performance

The Trustees considered information regarding each Fund’s performance, including information comparing performance to the applicable benchmark, an adviser selected peer group, its Morningstar category, and other similarly managed funds by Centre offered to non-U.S. investors for various time periods as of July 31, 2022. The Trustees also considered the respective investment strategy of each Fund, the positive absolute performance of both Funds and the risk metrics provided by Centre, including standard deviation and maximum drawdown. They discussed the very strong relative performance of the Equity Fund over the past one-year, three-year, and five-year periods and the impact on overall relative performance. They noted that the Infrastructure Fund had outperformed the MSCI World Index over the past one-year and ranked in the first quartile of its Morningstar category, while performing similarly to its appliable benchmark over other periods. Based on the foregoing, the Board determined that the performance of each Fund was acceptable.

Profitability

The Trustees then analyzed whether Centre reaped excessive profits from the management of either of the Funds and the potential impact of the Transaction on Centre’s profits. The Trustees reviewed the gross advisory fee profit for the Equity Fund as well as the amount of any fee waiver or expense reimbursements paid by Centre. The Trustees then reviewed the gross advisory fee profits of the Infrastructure Fund. They considered the amount of any fee waivers or expense reimbursements, Centre’s overhead costs and other benefits provided by Centre to form their conclusion. The Trustees then concluded that Centre’s profitability from each Fund was not unreasonable, and the potential impact of the Transaction on Centre’s profits was not material.

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Economies of Scale

The Trustees considered information concerning potential economies of scale for each Fund, noting that the Funds each benefit from an expense limitation agreement covering most operating expenses, including the advisory fees charged to the Fund, but excluding expenses such as fees payable by the Funds pursuant to the Trust’s Rule 12b-1 Plan and Shareholder Services Plan. They noted that the expense limitation agreements extend through January 29, 2024 and will continue uninterrupted under the New Agreements. They also noted the Equity Fund’s fee breakpoint at $1 billion of assets under management. The Trustees also considered current asset levels and expectations for growth, and that the Board would reevaluate the issue of economies of scale at the next renewal.

Comparisons of the Advisory Fees and Select Expense Ratios

The Trustees considered that each New Agreement was identical in all material respects to the Current Agreement that it would replace except for the dates of commencement and renewal. The Trustees reviewed and discussed the advisory fees payable to Centre under each New Agreement for the services it provided thereunder and the net expense ratios of the Investor Class shares of each Fund. The Trustees reviewed, with respect to each Fund, a comparison of the expense ratio of the Fund’s Investor Class shares compared to the applicable Morningstar category average expense ratio of similarly situated funds determined by Morningstar. The Trustees discussed the advisory fees and expense information included in the Board materials with respect to each Fund and considered whether the advisory fees were reasonable in light of the active management strategy provided by Centre to the Funds and the quality of the services provided. They noted that the advisory fee paid by the Infrastructure Fund of 0.85% was slightly below the average fees of the peer group of 0.88%, while the fees paid by the Equity Fund of 0.75% were higher than the peer group average of 0.58%, but well within the range of those comparable fees.

Additionally, the Trustees noted the fees to be charged under the New Agreements are identical to the fees charged under the Current Agreements. After reviewing all of the information presented to them, the Trustees concluded that the advisory fees payable to Centre by the Funds under the New Agreements were not unreasonable in light of the services provided.

Conclusion

The Trustees, including a majority of the Independent Trustees, concluded, based on their consideration of the foregoing and their evaluation of all of the information reviewed by the Trustees, that approval of the New Agreements was in the best interests of the Funds and their respective shareholders.

THE BOARD OF TRUSTEES OF THE TRUST, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF EACH FUND VOTE “FOR” APPROVAL OF THE NEW AGREEMENTS

OPERATION OF THE FUNDS

The Funds are each a diversified series of the Centre Funds, an open-end investment management company organized as a Delaware statutory trust on March 17, 2011. The Trust’s principal executive offices are located at 48 Wall Street Suite 1100, New York, New York 10005. Like other mutual funds, the Funds retain various organizations to perform specialized services. ALPS Distributors, Inc. located at 1290 Broadway, Suite 1000, Denver, Colorado 802023, serves as principal underwriter and distributor to each of the Funds. ALPS Fund Services, Inc., located at 1290 Broadway, Suite 1000, Denver, Colorado 80203, provides each of the Funds with compliance, transfer agent, accounting, and administrative services.

THE PROXY

The Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. Enclosed are a proxy card and Notice of Internet Availability of Proxy Materials with instructions on how to vote your shares via the Internet, by touchtone phone, or by printing and returning your ballot in a postage-paid envelope. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy for a Fund will be voted for approval of the proposed New Agreements. If no specification is made, the shares represented by a duly executed proxy will be voted at the discretion of the holders of the proxy on any other matter that may come before the Meeting. You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

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VOTING SECURITIES AND VOTING

As of the Record Date, the following shares of beneficial interest of the Funds were issued and outstanding.

Fund	Total Shares of Beneficial Interest Issued and Outstanding
Equity Fund	25,195,151.537
Infrastructure Fund	3,467,189.887

All shareholders of record of a Fund on the Record Date are entitled to vote at the Shareholder Meeting on each Proposal that relates to that Fund. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held. For each Proposal, the presence at the Shareholder Meeting of holders of a majority of the outstanding shares of the applicable Fund entitled to vote on a Proposal at the Shareholder Meeting (via attendance or by proxy) constitutes a quorum for that Fund.

An affirmative vote of the holders of a majority of the outstanding voting shares of the applicable Fund is required for the approval of the New Agreements. The 1940 Act defines “majority of the outstanding voting share” to mean the vote (i) of 67% or more of the voting securities (i.e., shares) present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (ii) of more than 50% of the outstanding voting securities of the Fund, whichever is less.

Abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the Meeting, but they are not affirmative votes for any proposal. As a result, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

Under the rules of the New York Stock Exchange (NYSE), if a broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may "affect substantially" a shareholder's rights or privileges, the broker may not vote the shares as to that proposal even if it has discretionary voting power. As a result, these shares also will be treated as broker non-votes for purposes of proposals that may "affect substantially" a shareholder's rights or privileges (but will not be treated as broker non-votes for other proposals, including adjournment of the Meeting). The NYSE considers the proposals to be voted upon at the Meeting to be non-routine matters that affect substantially a shareholders' rights or privileges. Consequently, brokers holding shares of the Funds on behalf of clients may not vote on Proposal 1 absent instructions from the beneficial owners of the shares.

If (1) a quorum is not present at the Meeting, or (2) a quorum is present but sufficient votes in favor of a proposal have not been obtained, then the Meeting may be adjourned from time to time by the vote of a majority of the shares represented at the Meeting, whether or not a quorum is present, to permit further solicitation of proxies. The persons named as proxies may also adjourn the Meeting for any other reason in their discretion. Any adjourned Meeting may be held, within a reasonable time after the date set for the original Meeting, without the necessity of further notice unless a new record date of the adjourned Meeting is fixed. The persons named as proxies will vote those proxies that such persons are required to vote FOR the proposal, as well as proxies for which no vote has been directed, in favor of such an adjournment and will vote those proxies required to be voted AGAINST such proposal against such adjournment. In determining whether to vote for adjournment, the persons named as proxies shall consider all relevant factors, including the nature of the proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation, in determining that an adjournment and additional solicitation is reasonable and in the interests of shareholders. At any adjourned Meeting, the Trust may transact any business which might have been transacted at the original Meeting.

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The individuals named as proxies will vote in accordance with the shareholder's direction, as indicated thereon, if the proxy card is received and is properly executed. If a shareholder properly executes a proxy and gives no voting instructions with respect to a proposal, the shares will be voted in favor of such proposal. The proxies, in their discretion, may vote upon such other matters as may properly come before the Meeting. The Board is not aware of any other matters to come before the Meeting.

SECURITY OWNERSHIP OF MANAGEMENT

To the knowledge of the Trust’s management, as of the Record Date, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the outstanding shares of the Equity Fund and approximately 1.2% of the Infrastructure Fund.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Trust’s management, as of the Record Date, the following shareholders were owners of record or beneficial owners, because they possessed voting or investment power with respect to such shares, of 5% or more of the outstanding shares of the Fund listed below.

Equity Fund

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Fund
Charles Schwab & CO., INC Special Custody A/C FBO Customers Attn Mutual Funds 211 Main St. San Francisco, CA 94105-1901	8,100,098.892 shares	32.15%
National Financial Services 1 World Trade Center 200 Liberty St. New York, NY 10281-1015	4,219,054.703 shares	16.75%
TD Ameritrade Inc For The Exclusive Benefit Of Our Clients PO Box 2226 Omaha, NE 68103-2226	2,938,022.176 shares	11.66%
National Financial Services LLC For The Exclusive Bene of Our Customer ATTN Mutual Funds Department 4th FL 499 Washington BLVD Jersey City, NJ 07310-1995	2,116,842.669 shares	8.40%
LPL Financial A/C 1000-0005 4707 Executive Dr. San Diego, CA 92121-3091	1,304,938.856 shares	5.18%

Infrastructure Fund

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Fund
Charles Schwab & CO., INC Special Custody A/C FBO Customers Attn Mutual Funds 211 Main St. San Francisco, CA 94105-1901	414,275.333 shares	11.95%
UBS Financial Services OMNI Account M/F Attn: Department Manager 1000 Harbor Blvd Weehawken, NJ 07086-8154	283,775.550 shares	8.18%
National Financial Services LLC For The Exclusive Bene of Our Customer ATTN Mutual Funds Department 4th FL 499 Washington BLVD Jersey City, NJ 07310-1995	245,254.521 shares	7.07%
Merrill Lynch, Pierce, Fenner & Smith, INC. For The Sole Benefit of Its Customers 4800 Deer Lake Drive East Jacksonville, FL 32246-6484	214,133.144 shares	6.18%
RBC Capital Markets LLC David Simonowitz Barbara Simonowitz TTEES Simonwitz Family Tst 6438 E Sera Brisa Scottsdale, AZ 85255-6054	177,510.409 shares	5.12%

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A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a Fund. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a Fund or acknowledges the existence of such control. As a controlling shareholder, each of these persons could control the outcome of any proposal submitted to the shareholders for approval. As of the Record Date, the Trust knows of no other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who beneficially owns more than 5% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules, shareholder proposals may, under certain conditions, be included in the Trust's Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust's proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act which must be met by convening such a shareholder meeting. Any shareholder proposals should be sent to James Abate, President, Centre Funds, 48 Wall Street, Suite 1100, New York, New York 10005.

COST OF SOLICITATION

The Board is making this solicitation of proxies. The total cost of preparing and mailing this Proxy Statement, the accompanying Notice of Meeting, the proxy card and any additional materials relating to the Meeting, and the solicitation of proxies (as described below), is anticipated to total approximately $240,000. The costs will be borne by Centre. The Trust has engaged AST Fund Solutions, LLC (“AST”) to solicit proxies from brokers, banks, institutional holders and individual shareholders at an anticipated cost of between $148,000 and $218,000, including out of pocket expenses, which is included in the total anticipated costs noted above. Fees and expenses may be greater depending on the effort necessary to obtain shareholder votes.

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Proxies are being solicited by mail. Additional solicitations may be made by telephone, e-mail, or other personal contact by AST, officers of the Trust or employees of ALPS and Centre if the Fund has not yet received their vote. Authorization to permit the Trust, ALPS or Centre to execute proxies may be obtained by telephonic instructions from Fund shareholders. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. Management of the Fund believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined. In all cases where a telephonic proxy is solicited, AST, the Trust, ALPS or Centre is required to ask the shareholder for their full name, address, social security number or employer identification number, title (if the person giving the proxy is authorized to act on behalf of an entity, such as a corporation), and the number of shares owned and to confirm that the shareholder has received this Proxy Statement in the mail.

If the shareholder information solicited agrees with the information provided by the Fund, AST, the Trust, ALPS or Centre representative has the responsibility to explain the process, read the proposal listed on the proxy card, and ask for the shareholder’s instructions on the proposal. The representative of the AST, the Trust, ALPS or Centre, although permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement (except in cases where the shareholder is a client of Centre, in which case Centre can make a recommendation). AST, the Trust, ALPS or Centre will record the shareholder’s instructions on the card.

OTHER MATTERS

The Trust’s Board knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the persons named as proxies will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement and Notice of Internet Availability of Proxy Materials unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future, or if you are receiving multiple copies now, and wish to receive a single copy in the future. For such requests, call (855) 298-4236 or write to Centre Funds, P.O. Box 295, Denver CO 80201.

A copy of the Notice of Shareholder Meeting, the Proxy Statement, the Proxy Card and the Notice of Internet
Availability of Proxy Materials are available at the website listed on your proxy card.

BY ORDER OF THE BOARD OF TRUSTEES

James A. Abate, Secretary

January 1, 2023

Please follow the instructions on the enclosed voting instruction card or on the notice of internet availability of proxy materials and VOTE VIA THE internet, BY TOUCHTONE PHONE, OR BY PRINTING YOUR BALLOT AND MAILING IT IN. FOR MORE INFORMATION OR ASSISTANCE WITH VOTING, PLEASE CALL the toll-free number listed on your proxy card.

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EXHIBIT A – FORM

CENTRE _________________________ FUND

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement ("Agreement") is made as of the [_ ] day of ___________, 2023, by and between CENTRE FUNDS, a Delaware statutory trust (the "Trust"), on behalf of its series the Centre _______ Fund (the "Fund"), and CENTRE ASSET MANAGEMENT, LLC (the "Adviser"), an investment adviser registered with the U.S. Securities and Exchange Commission (the "SEC").

1.	APPOINTMENT

The Trust hereby appoints Adviser as investment adviser of the Fund for the period and on the terms set forth in this Agreement. Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	MANAGEMENT SERVICES.

(a) The Adviser undertakes to act as investment adviser of the Fund and shall, subject to the supervision of the Board of Trustees of the Trust (the "Board" or the "Trustees"), render investment advice and related services with respect to the assets of the Fund in accordance with the investment objectives, policies and limitations of the Fund, as provided in its prospectus or statement of additional information and any supplements thereto (collectively, the "Prospectus") or other governing instruments, as may be amended from time to time, the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"), applicable provisions of the Internal Revenue Code of 1986, as amended, and such other limitations as the Fund may impose upon written notice to the Adviser.

(b) The Adviser is authorized, in its discretion and without prior consultation with the Fund, to buy, sell, lend and otherwise trade in any securities and investment instruments on behalf of the Fund in accordance with this Agreement. The investment policies and investment actions of the Fund are, and shall at all times be, subject to the control and direction of the Board.

(c) The Adviser shall provide the office space, personnel and equipment reasonably necessary for the operation of the Fund. The Adviser shall pay with respect to the Fund the salaries and fees of all (i) officers of the Trust; (ii) Trustees of the Trust who are "interested persons" of the Trust or of the Adviser ("Interested Trustees"); and (iii) personnel of the Trust or the Adviser performing services relating to research, statistical and investment activities.

(d) Without limiting the generality of the foregoing, the Adviser shall:

(i)  furnish the Fund with advice and recommendations with respect to the investment of Fund assets and the purchase and sale of portfolio securities for the Fund, including the taking of such steps as may be necessary to implement such advice and recommendations (e.g., placing orders);

(ii) manage and oversee the investments of the Fund, subject to the ultimate supervision and direction of the Board;

(iii) vote proxies for the Fund;

(iv) file (or arrange for the filing of) ownership reports under Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") for the Fund;

(v) maintain the books and records required to be maintained by the Fund, except to the extent that arrangements have been made for such books and records to be maintained by the administrator or another agent of the Fund;

(vi) furnish reports, statements and other data regarding securities, economic conditions and other matters related to the investment of the Fund's assets that may be reasonably requested by the administrator or distributor of the Fund or the officers of the Trust; and

(vii) render to the Trustees such periodic and special reports with respect to the Fund's investment activities as the Trustees may reasonably request.

(e) The Adviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. Whenever the Adviser simultaneously places orders to purchase or sell the same asset on behalf of the Fund and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(f) The Adviser will maintain records relating to portfolio transactions on behalf of the Fund, and the placing and allocation of brokerage orders, as are required to be maintained by the Trust under the 1940 Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement that are required to be prepared and maintained by the Adviser or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or its representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or its representatives.

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(g) The Adviser will oversee the computation of the net asset value and the net income of the Fund as described in the currently effective registration statement of the Trust under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act, and any amendments or supplements thereto ("Registration Statement") or as more frequently requested by the Board. In addition, on each business day, the Adviser will provide the Fund's custodian and fund accountant with such information relating to all transactions concerning the Fund's assets as the custodian and fund accountant may reasonably require to provide contracted for services to the Trust and/or the Fund. The Adviser will also assist in any fair valuation of Fund assets by, among other things, using reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Adviser for each asset for which the Fund's fund accountant cannot obtain prices in the ordinary course of business.

(h) The Adviser, on its own initiative, will furnish the Board with such information as the Adviser may believe appropriate for keeping the Board informed of important developments affecting the Trust, the Fund and the Adviser. The Adviser will notify the Trust of any change of control of the Adviser and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Adviser, in each case prior to or promptly after such change. In addition, whenever requested by the Board, the Adviser will report to the Board on developments related to the Trust, the Fund or the Adviser.

3.	PORTFOLIO TRANSACTIONS.

(a) The Adviser is authorized to select the brokers or dealers (each, a "broker-dealer") that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the most favorable execution, except as may be prescribed herein.

(b) In selecting a broker-dealer to execute each particular transaction, the Adviser may take into consideration: (i) the broker-dealer's financial strength, reputation, execution capabilities and pricing; and (ii) the full range of brokerage services offered by the broker-dealer, including factors such as execution capability, commission rates, and responsiveness. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer, provided that the difference is reasonably justified by other aspects of the portfolio execution services offered. The Adviser may select a broker-dealer that also provides brokerage and research services (as those terms are defined in Section 28(e) of the 1934 Act) to the Fund and/or the other accounts over which the Adviser or any of its affiliates exercise investment discretion.

(c) The Adviser is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing portfolio transactions for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting such transactions if the Adviser determines, in good faith, that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and one or more of its affiliates have with respect to accounts over which they exercise investment discretion. The Trustees shall periodically review any commissions paid by the Fund to determine if such commissions, paid over representative periods of time, were reasonable in relation to the services and benefits provided to the Fund. The Adviser will promptly communicate to the officers and Trustees such information relating to transactions for the Fund as may be reasonably requested.

4.	COMPENSATION OF THE ADVISER.

(a) As compensation for the services to be rendered by the Adviser under this Agreement, the Fund shall pay to the Adviser an investment advisory fee at the annual rate specified in Schedule A, which shall be based upon the Fund's average daily net assets (the "Advisory Fee"). The Adviser shall receive the Advisory Fee, accrued daily and payable monthly, as soon as practicable after the last day of each month. In the event that this Agreement is terminated at other than a month-end, the Advisory Fee for such month shall be prorated.

(b) The Adviser may agree to waive or reduce any portion of the Advisory Fee or reimbursement of expenses due to it pursuant to this Agreement, and may agree to make payments to limit the expenses which are the responsibility of the Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Adviser hereunder or to continue future payments. Any such waiver or reduction made by the Adviser with respect to the Advisory Fee or payment of the Fund's expenses is subject to reimbursement by the Fund to the Adviser, if so requested by the Adviser, in subsequent fiscal years provided that the aggregate amount actually paid by the Fund toward the operating expenses for such fiscal year (taking into account the reimbursement) does not exceed the applicable limitation on the Fund's expenses at the time the waiver or reimbursement by the Adviser was made. Under the expense limitation agreement, the Adviser may recoup any reimbursement made in any fiscal year of the Fund over the following three fiscal years. Any such reimbursement shall be reported to the Board. Such reimbursement may not be paid prior to the Fund's payment of current ordinary operating expenses.

5. EXPENSES. The Fund is responsible for (and has assumed the obligation for) payment of all of its expenses, other than those expenses that may be expressly assumed by the Adviser or are required by law to be borne by the Adviser. Expenses to be borne by the Fund include: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) the Fund's proportionate share of fees and expenses of the Trustees other than those who are Interested Trustees; (iv) legal and audit expenses; (v) all fees and expenses of any custodian, shareholder services agent, transfer agent and/or accounting services agent of the Fund; (vi) fees and expenses related to the registration and qualification of the Fund's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports, notices and any proxy materials to Fund shareholders; (viii) expenses incidental to holding a meeting of Fund shareholders, including the expenses associated with proxy solicitations; (ix) the Fund's proportionate share of insurance premiums on property or personnel of the Fund that inure to its benefit, including liability and fidelity bond insurance; (x) the Fund's proportionate share of any association membership dues or educational program expenses determined appropriate by the Board; (xi) expenses of typesetting and printing, and mailing to existing shareholders, the Prospectus; and (xiii) except as otherwise provided herein, all other charges and costs of the operation of the Fund and any extraordinary and non-recurring expenses of the Fund.

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6. REPORTS. The Adviser agrees to supply such information to the Fund's administrator or other authorized service provider, including those specified in Section 2 hereof, and to permit such compliance inspections by the Fund's administrator or other authorized service provider as shall be reasonably necessary to permit such administrator or other service provider to satisfy its obligations and respond to the reasonable requests of the Board.

7. STATUS OF THE ADVISER. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

8. LIABILITY. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or other investment instrument. The Adviser hereby expressly acknowledges the limitation of shareholder liability as set forth in the Trust's Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Adviser understands that the rights and obligations of the Fund under the Trust's Declaration of Trust are separate and distinct from those of any and all other series of the Trust.

Neither party to this Agreement shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Adviser's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

9. SUB-ADVISERS. Subject to the prior approval of the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust (as that term is defined in Section 2(a)(19) of the 1940 Act) (the "Independent Trustees"), shareholder approval, if necessary, and any exemptive relief provided by the SEC under Section 15(a) of, and Rule 18f-2 under, the 1940 Act, the Adviser may, through a sub-advisory agreement or other arrangement, delegate to any other company (each a "sub-adviser"), to the extent permitted by applicable law, certain of the duties enumerated in Section 2 of this Agreement; provided that the Adviser shall continue to supervise and oversee the services provided by such sub-adviser and any such delegation shall not relieve the Adviser of any of its obligations hereunder.

Subject to the provisions of this Agreement, the duties of any sub-adviser, the portion of portfolio assets to be managed by the sub-adviser and the fees to be paid to the sub-adviser by the Adviser under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by the Adviser, subject to the prior approval of a majority of the Independent Trustees.

10. USE OF NAME. The Trust may use the name "Centre" or any variant thereof in connection with the name of the Trust or the Fund, only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. At such time as this Agreement shall no longer be in effect, the Trust shall cease to use such a name or any other similar name. In no event shall the Trust use the name "Centre" or any variant thereof if the Adviser's functions are transferred or assigned to a company over which the Adviser does not have control or with which it is not affiliated. In the event that this Agreement shall no longer be in effect or the Adviser's functions are transferred or assigned to a company over which the Adviser does not have control or with which it is not affiliated, the Trust shall use its best efforts to legally change its name by filing the required documentation with appropriate state and federal agencies.

11. PERMISSIBLE INTERESTS. Subject to and in accordance with the governing instruments of the Adviser and the Trust's Declaration of Trust, (i) trustees and officers of the Trust and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers or shareholders, or otherwise, as applicable; (ii) directors, officers, agents and shareholders of the Adviser, as applicable, are or may be interested in the Fund as trustees, officers, shareholders or otherwise; and (iii) the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise, and the effect of any such interrelationships shall be governed by the organizational documents of the Adviser or the Trust's Declaration of Trust and the provisions of the 1940 Act.

12. DURATION AND TERMINATION. This Agreement shall become effective upon shareholder approval and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one year so long as such continuation is approved at least annually: (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

This Agreement may be terminated at any time without payment of any penalty (i) by vote of the Board or by vote of the holders of a majority of the outstanding voting securities of the Fund on sixty (60) days' prior written notice to the Adviser, and (ii) by the Adviser upon 60 days' prior written notice to the Fund. In the event of a termination, the Adviser shall cooperate in the orderly transfer of the Fund's affairs and, at the request of the Board, transfer any and all books and records of the Fund maintained by the Adviser on behalf of the Fund.

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13. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement as to the Fund shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, if required by the 1940 Act or other applicable law.

14. ASSIGNMENT. This Agreement may not be transferred, assigned, sold, or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted thereunder. This Agreement shall automatically be terminated in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Adviser's business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Adviser's business shall not be deemed to be an assignment for the purposes of this Agreement.

15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

16. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement between those parties with respect to the subject matter hereof, whether oral or written.

18. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

19. NOTICES. All notices shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by registered mail, postage prepaid, to the following respective addresses until a different address is specified in writing by a party to the other party:

To the Trust:

Centre Funds

48 Wall Street

New York, New York 10005

(212) 918-4705

To the Adviser:

Centre Asset Management, LLC

48 Wall Street

New York, New York 10005

(212) 918-4705

20. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

IN WITNESS WHEREOF, the parties hereby have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

CENTRE FUNDS (on behalf of the Fund)	CENTRE ASSET MANAGEMENT, LLC

By:	By:
Name: James A. Abate	Name: James A. Abate
Title: President	Title: Managing Director

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